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News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Third Quarter 2023 Financial Results

Key Q3 2023 Highlights
•Revenue and Adj. Revenue(1): $932M
•Pre-tax Income (Loss): $(313)M
•Adj. EBITDA Margin(1): 9.9%
•New business signings ACV(2): $154M
•Net ARR Activity Metric(2) (TTM): $103M

FLORHAM PARK, NJ, November 1, 2023 - Conduent (NASDAQ: CNDT), a global technology-led business process solutions company, today announced its third quarter 2023 financial results.

Cliff Skelton, Conduent President and Chief Executive Officer stated, “Our Q3 results represented a continuation of consistent performance in Revenue and EBITDA, exceeding expectations. Our portfolio diversity provided for an ability to accommodate variation between businesses whereby revenue timing in one business can be shored up by advantages in another. With respect to sales, we continue to hit critical 'singles and doubles' with visibility to large deals on the horizon. Macro-economic conditions in the Commercial sector influenced near-term sales opportunities as experienced by many of our competitors, but again, our diversity allowed the Government and Transportation segments to provide offset advantages. Our sales pipeline is stronger than ever and we feel optimistic regarding future sales.

"Meanwhile, we continue to deliver on the strategies we outlined in our March investor briefing, implementing our immediate payments offering with the Commonwealth of Virginia and announcing a very significant Government Healthcare contract with the State of Texas, exemplifying and validating our market-leading claims management platform. We continue on our journey to rationalize our portfolio as demonstrated by our recent announcement to transition our BenefitWallet HSA platform, and we intend to 'stay the course' on our portfolio strategy.”

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Key Financial Q3 2023 Results

($ in millions, except margin and per share data)	Q3 2023	Q3 2022	Current Quarter Y/Y B/(W)
Revenue	$932	$977	(4.6)%
Adjusted Revenue(1)	$932	$977	(4.6)%
GAAP Net Income (Loss)	$(289)	$15	n/m
Adjusted EBITDA(1)	$92	$105	(12.4)%
Adjusted EBITDA Margin (1)	9.9%	10.7%	(80) bps
GAAP Income (Loss) Before Income Tax	$(313)	$23	n/m
GAAP Diluted EPS	$(1.34)	$0.06	n/m
Adjusted Diluted EPS(1)	$(0.09)	$0.09	(200)%
Cash Flow from Operating Activities	$(11)	$98	(111)%
Adjusted Free Cash Flow(1)	$(35)	$78	(145)%

Performance Commentary
During Q3 2023, we entered into an agreement to transfer our BenefitWallet HSA portfolio, marking an important milestone in our portfolio rationalization strategy. We anticipate completing the transfer of this portfolio in the first half of 2024, with an estimated pre-tax gain of approximately $425 million.

Pre-tax income (loss) was $(313)M versus $23M in the prior year period, mainly impacted by a goodwill impairment in the quarter, triggered by entering into the BenefitWallet agreement.

Adjusted EBITDA of $92M and Adjusted EBITDA Margin of 9.9% were ahead of expectations.

Revenue and Adjusted Revenue for Q3 2023 were also ahead of expectations, however, lower than the prior year period primarily due to some non-repeating items in the prior year.

New business TCV pipeline grew 13% quarter-over-quarter, driven by a number of sizeable early stage opportunities in our Government Segment.

Conduent's $1.0 billion total liquidity position remains strong with long-dated debt maturities and a modest net leverage ratio.

In the quarter, we repurchased approximately 2 million shares of common stock in connection with our ongoing share repurchase program.

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Other Q3 2023 Highlights Include:

•For the second consecutive year, recognized as a Leader in the Everest Group Healthcare Payer Operations PEAK Matrix® Assessment 2023 that evaluates service providers on multiple factors;
•Launched partnership with Charles Schwab to expand capabilities for benefit plans offerings for clients;
•Recognized by Comparably with a Best Leadership Team award based on employee ratings of senior leadership and management team;
•Conduent CX recognized as Leader in 2023 ISG Provider Lens for Customer Experience Services for the third consecutive year; and
•Named a finalist in four sustainability categories for the 2023 CiTTi Transportation Industry Awards in the UK.

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FY 2023 Outlook(4)

	FY 2022 Actuals	FY 2023 Outlook(3)

Adj. Revenue(1)	$3,851M	$3,700M - $3,720M

Adj. EBITDA(1) / Adj. EBITDA Margin(1)	$394M / 10.2%	Approx. 10.0%

Adj. Free Cash Flow(1) as % of Adj. EBITDA(1)	1.5%(2)	Approx. 0%(2)

(1) Refer to Appendix for definition and complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS and Adjusted Free Cash Flow.
(2) Normalized for the impact of payment of deferred payroll taxes primarily related to the CARES Act of $27M in 2022, Adjusted Free Cash Flow as a percentage of Adjusted EBITDA is approximately 8% in 2022. Adjusted Free Cash Flow for 2023 includes an outstanding US Federal tax refund of $29M expected to be received in 2023.
(3) Refer to Appendix for additional information regarding Non-GAAP Outlook.

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Conference Call
Management will present the results during a conference call and webcast on November 1, 2023 at 9:00 a.m. ET.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-407-4019 toll-free. If requested, the conference ID for this call is 13741473.

The international dial-in is 1-201-689-8337. The international conference ID is also 13741473.
A recording of the conference call will be available by calling 1-877-660-6853 three hours after the conference call concludes. The replay ID is 13741473.

The telephone recording will be available until November 15, 2023.

About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating exceptional outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 60,000 associates, process expertise, and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including delivering 43% of nutrition assistance payments in the U.S., enabling 1.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 12 million tolling transactions every day. Learn more at www.conduent.com.

EXHIBIT 99.1
Non-GAAP Financial Measures
We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures.

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Forward-Looking Statements

This press release, any exhibits or attachments to this release, and other public statements we make may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release or any attachment to this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; with respect to sales, continuing to hit critical 'singles and doubles' and our expectation regarding visibility to large deals on the horizon; our belief regarding our sales pipeline being stronger than ever and feeling optimistic regarding future sales; statements regarding continuing on our journey to rationalize our portfolio and our intention to 'stay the course' on our portfolio strategy; statements regarding expectations regarding the transfer of our BenefitWallet HSA portfolio, including anticipation of completing the transfer of this portfolio in the first half of 2024 with an estimated pre-tax gain of approximately $425 million; and our projected financial performance for the full year 2023, including all statements made under the section captioned “FY 2023 Outlook” within this release. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make.

Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; risk and impact of geopolitical events and increasing geopolitical tensions, macroeconomic conditions, natural disasters and other factors in a particular country or region on our workforce, customers and vendors; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; expectations relating to environmental, social and governance considerations; utilization of our stock repurchase program; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain

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financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; risk and impact of potential goodwill and other asset impairments; our significant indebtedness and the terms of such indebtedness; our failure to obtain or maintain a satisfactory credit rating and financial performance; our ability to receive dividends or other payments from our subsidiaries; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; increases in the cost of voice and data services or significant interruptions in such services; changes in government regulation and economic, strategic, political and social conditions; volatility of our stock price and the risk of litigation following a decline in the price of our stock; economic factors such as inflation, the level of economic activity and labor market conditions, as well as rising interest rates; the completion of our portfolio rationalization strategy and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2022 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

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# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2023	2022	2023	2022
Revenue	$932	$977	$2,769	$2,872

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	724	754	2,148	2,236
Selling, general and administrative (excluding depreciation and amortization)	115	117	344	332
Research and development (excluding depreciation and amortization)	2	2	5	5
Depreciation and amortization	81	54	199	168
Restructuring and related costs	7	4	49	24
Interest expense	28	22	82	59
Goodwill impairment	287	—	287	—
(Gain) loss on divestitures and transaction costs, net	3	1	8	(159)
Litigation settlements (recoveries), net	—	—	(22)	(31)
Other (income) expenses, net	(2)	—	(3)	—
Total Operating Costs and Expenses	1,245	954	3,097	2,634

Income (Loss) Before Income Taxes	(313)	23	(328)	238

Income tax expense (benefit)	(24)	8	(26)	87
Net Income (Loss)	$(289)	$15	$(302)	$151

Net Income (Loss) per Share:
Basic	$(1.34)	$0.06	$(1.42)	$0.67
Diluted	$(1.34)	$0.06	$(1.42)	$0.66

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CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net Income (Loss)	$(289)	$15	$(302)	$151
Other Comprehensive Income (Loss), Net(1)
Currency translation adjustments, net	(18)	(37)	3	(82)
Unrecognized gains (losses), net	(1)	(1)	—	(2)
Other Comprehensive Income (Loss), Net	(19)	(38)	3	(84)

Comprehensive Income (Loss), Net	$(308)	$(23)	$(299)	$67
__________
(1)All amounts are net of tax. Tax effects were immaterial.

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CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$451	$582
Accounts receivable, net	612	630
Contract assets	197	171
Other current assets	275	242
Total current assets	1,535	1,625
Land, buildings and equipment, net	241	266
Operating lease right-of-use assets	202	197
Intangible assets, net	34	39
Goodwill	668	955
Other long-term assets	466	489
Total Assets	$3,146	$3,571
Liabilities and Equity
Current portion of long-term debt	$40	$35
Accounts payable	166	228
Accrued compensation and benefits costs	195	197
Unearned income	99	81
Other current liabilities	305	382
Total current liabilities	805	923
Long-term debt	1,266	1,277
Deferred taxes	61	83
Operating lease liabilities	167	160
Other long-term liabilities	85	69
Total Liabilities	2,384	2,512

Series A convertible preferred stock	142	142

Common stock	2	2
Treasury stock, at cost	(7)	—
Additional paid-in capital	3,937	3,924
Retained earnings (deficit)	(2,852)	(2,543)
Accumulated other comprehensive loss	(463)	(466)
Total Conduent Inc. Equity	617	917
Non-controlling Interest	3	—
Total Equity	620	917
Total Liabilities and Equity	$3,146	$3,571

Shares of common stock issued and outstanding	216,287	218,348
Shares of series A convertible preferred stock issued and outstanding	120	120
Shares of common stock held in treasury	2,226	—

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CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$(289)	$15	$(302)	$151
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	81	54	199	168
Contract inducement amortization	1	1	3	2
Goodwill impairment	287	—	287	—
Deferred income taxes	(9)	11	(23)	43
Amortization of debt financing costs	1	1	3	3
(Gain) loss on divestitures and sales of fixed assets, net	—	—	—	(166)
Stock-based compensation	5	6	13	15
Changes in operating assets and liabilities	(88)	10	(213)	(123)
Net cash provided by (used in) operating activities	(11)	98	(33)	93
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(13)	(11)	(33)	(62)
Cost of additions to internal use software	(9)	(16)	(31)	(48)
Proceeds from divestitures	—	1	—	326
Net cash provided by (used in) investing activities	(22)	(26)	(64)	216
Cash Flows from Financing Activities:
Payments on revolving credit facility	—	—	—	(100)
Payments on debt	(10)	(8)	(30)	(24)
Treasury stock purchases	(6)	—	(7)	—
Taxes paid for settlement of stock-based compensation	(1)	(1)	(7)	(1)
Dividends paid on preferred stock	(2)	(2)	(7)	(7)
Contribution from noncontrolling interest	3	—	3	—
Net cash provided by (used in) financing activities	(16)	(11)	(48)	(132)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(4)	2	(10)
Increase (decrease) in cash, cash equivalents and restricted cash	(50)	57	(143)	167
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	505	530	598	420
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$455	$587	$455	$587
 ___________
(1)Includes $4 million and $10 million restricted cash as of September 30, 2023 and 2022, respectively, that were included in Other current assets on their respective Condensed Consolidated Balance Sheets.

Appendix

Definitions

Net ARR Activity Metric (TTM)

Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The

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metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non-recurring revenue signings. This metric is not indicative of any specific 12 month timeframe.

New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12.

New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the period related to new logo, new service line or expansion with existing customers.

TTM: Trailing twelve months.

PBT: Profit before tax.

Non-GAAP Financial Measures

We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under Accounting Standards Codification 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate

We make adjustments to Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate:

•Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents goodwill impairment charges related to entering the agreement to transfer the BenefitWallet portfolio.

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•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net represents settlements or recoveries for various matters subject to litigation.
•Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expense associated with providing transition services on the California Medicaid contract loss and other adjustments.
•Abandonment of Cloud Computing Project. This includes charges in connection with the abandonment of a cloud computing project. The costs include writing off previously capitalized costs and accruing remaining hosting fees that continue to be incurred without any economic benefit.
•Divestitures. Revenue and Adjusted EBITDA of divested businesses are excluded.

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, as applicable, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation settlements (recoveries), net.
•Other charges (credits).
•Abandonment of Cloud Computing Project.
•Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation settlements (recoveries), net.

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•Other charges (credits).
•Abandonment of Cloud Computing Project.
•Divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, proceeds from failed sale-leaseback transactions and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Revenue at Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate.

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Non-GAAP Outlook

In providing the Full Year 2023 outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA is reflected in the table below. In addition, for "Full Year 2022 Actuals" we are excluding the impacts of $7 million of Revenue and $2 million of Adjusted EBITDA related to the divestiture of the Midas business. We are providing such outlook only on a non-GAAP basis because the Company is unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided Full Year 2023 outlook for Adjusted revenue only on a non-GAAP basis using foreign currency translation rates at current period end due to the inability to, without unreasonable efforts, accurately predict foreign currency impact on revenues. Full Year 2023 Outlook for Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, and such outlook is only available on a non-GAAP basis for the reasons described above. For the same reason, we are unable to provide a GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments.

EXHIBIT 99.1
Non-GAAP Reconciliations: Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
ADJUSTED REVENUE
Revenue	$932	$977	$2,769	$2,872
Adjustment:
Divestitures(1)	—	—	—	(7)
Adjusted Revenue	932	977	2,769	2,865
Foreign currency impact	(7)	14	(5)	30
Revenue at Constant Currency	$925	$991	$2,764	$2,895

ADJUSTED NET INCOME (LOSS)
Net Income (Loss)	$(289)	$15	$(302)	$151
Adjustments:
Amortization of acquired intangible assets(2)	1	2	5	11
Restructuring and related costs	7	4	49	24
Goodwill impairment	287	—	287	—
(Gain) loss on divestitures and transaction costs, net	3	1	8	(159)
Litigation settlements (recoveries), net	—	—	(22)	(31)
Other charges (credits)	(2)	—	(3)	—
Total Non-GAAP Adjustments	296	7	324	(155)
Income tax adjustments(3)	(25)	—	(32)	60
Adjusted Net Income (Loss)	$(18)	$22	$(10)	$56

ADJUSTED EFFECTIVE TAX
Income (Loss) Before Income Taxes	$(313)	$23	$(328)	$238
Adjustments:
Total Non-GAAP Adjustments	296	7	324	(155)
Adjusted PBT Before Adjustment for Divestitures	(17)	30	(4)	83
Divestitures(1)	—	—	—	(2)
Adjusted PBT	$(17)	$30	$(4)	$81

Income tax expense (benefit)	$(24)	$8	$(26)	$87
Income tax adjustments(3)	25	—	32	(60)
Adjusted Income Tax Expense (Benefit)	1	8	6	27
Adjusted Net Income (Loss) Before Adjustment for Divestitures	(18)	22	(10)	56
Divestitures(1)	—	—	—	(2)
Adjusted Net Income (Loss)	$(18)	$22	$(10)	$54

EXHIBIT 99.1

CONTINUED	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$(313)	$23	$(328)	$238
Adjustments:
Total non-GAAP adjustments	296	7	324	(155)
Interest expense	28	22	82	59
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	11	52	78	142
Divestitures(1)	—	—	—	(2)
Adjusted Operating Income (Loss)	$11	$52	$78	$140

ADJUSTED EBITDA
Net Income (Loss)	$(289)	$15	$(302)	$151
Income tax expense (benefit)	(24)	8	(26)	87
Depreciation and amortization	81	54	199	168
Contract inducement amortization	1	1	3	2
Interest expense	28	22	82	59
EBITDA Before Adjustment for Divestitures	(203)	100	(44)	467
Divestitures(1)	—	—	—	(2)
EBITDA	(203)	100	(44)	465
Adjustments:
Restructuring and related costs	7	4	49	24
Goodwill impairment	287	—	287	—
(Gain) loss on divestitures and transaction costs, net	3	1	8	(159)
Litigation settlements (recoveries), net	—	—	(22)	(31)
Other charges (credits)	(2)	—	(3)	—
Adjusted EBITDA	$92	$105	$275	$299
 ___________

(1)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.
(2)Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the adjustments listed.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin and Adjusted EBITDA Margin were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts are in whole dollars, shares are in thousands and margins and rates are in %)	2023	2022	2023	2022
ADJUSTED DILUTED EPS(1)
Weighted Average Common Shares Outstanding	217,348	215,775	217,992	215,632
Adjustments:
Restricted stock and performance units / shares	—	3,668	—	3,384
Adjusted Weighted Average Common Shares Outstanding	217,348	219,443	217,992	219,016

Diluted EPS from Continuing Operations	$(1.34)	$0.06	$(1.42)	$0.66
Adjustments:
Total non-GAAP adjustments	1.37	0.03	1.49	(0.70)
Income tax adjustments(2)	(0.12)	—	(0.15)	0.27
Adjusted Diluted EPS	$(0.09)	$0.09	$(0.08)	$0.23

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	7.8%	33.8%	7.8%	36.7%
Adjustments:
Total non-GAAP adjustments	(13.9)%	(6.3)%	(166.2)%	(4.3)%
Adjusted Effective Tax Rate(2)	(6.1)%	27.5%	(158.4)%	32.4%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	(33.6)%	2.4%	(11.8)%	8.3%
Adjustments:
Total non-GAAP adjustments	31.8%	0.6%	11.6%	(5.5)%
Interest expense	3.0%	2.3%	3.0%	2.1%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	1.2%	5.3%	2.8%	4.9%
Divestitures(3)	—%	—%	—%	—%
Margin for Adjusted Operating Income	1.2%	5.3%	2.8%	4.9%

ADJUSTED EBITDA MARGIN
EBITDA Margin Before Adjustment for Divestitures	(21.8)%	10.2%	(1.6)%	16.3%
Adjustments:
Divestitures(3)	—%	—%	—%	(0.1)%
EBITDA Margin	(21.8)%	10.2%	(1.6)%	16.2%
Total non-GAAP adjustments	31.7%	0.5%	11.5%	(5.8)%
Divestitures(3)	—%	—%	—%	0.1%
Adjusted EBITDA Margin Before Adjustment for Divestitures	9.9%	10.7%	9.9%	10.5%
Divestitures(3)	—%	—%	—%	(0.1)%
Adjusted EBITDA Margin	9.9%	10.7%	9.9%	10.4%
__________
(1)Average shares for the 2023 and 2022 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of preferred stock dividend of approximately $2.0 million and $2.0 million for the three months ended September 30, 2023 and 2022, respectively.
(2)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.
(3)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.

EXHIBIT 99.1
Free Cash Flow and Adjusted Free Cash Flow Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Operating Cash Flow	$(11)	$98	$(33)	$93
Cost of additions to land, buildings and equipment	(13)	(11)	(33)	(62)
Cost of additions to internal use software	(9)	(16)	(31)	(48)
Free Cash Flow	$(33)	$71	$(97)	$(17)
Free Cash Flow	$(33)	$71	$(97)	$(17)
Transaction costs	3	3	6	6
Vendor finance lease payments	(5)	(2)	(12)	(7)
Portion of Texas litigation settlement (recoveries) recognized in Litigation settlements (recoveries), net	—	—	—	(24)
Tax payment related to divestitures and litigation recoveries	—	6	5	24
Adjusted Free Cash Flow	$(35)	$78	$(98)	$(18)